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                                                                    EXHIBIT 10.5

                                                                         CLASS I



                               SEVERANCE AGREEMENT


                  THIS AGREEMENT (the "Agreement"), made and entered into effective as of May 1, 2001 (the "Effective Date"), is by and between CYBERONICS, INC., a Delaware corporation (the "Company"), and ALAN D. TOTAH (the "Employee").

                  WHEREAS, Employee is a key employee of the Company; and

                  WHEREAS, the Company recognizes that the possibility of a Change of Control (as defined below) of the Company is unsettling and may result in the departure of key employees to the detriment of the Company and its stockholders; and

                  WHEREAS, the Board of Directors of the Company (the "Board") has authorized this Agreement and certain similar agreements in order to retain key employees to ensure the continuity of its management;

                  THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

         1. TERM. This Agreement shall commence on the Effective Date and shall continue until April 30, 2003; provided, however, that commencing on April 30, 2002 and on each April 30th thereafter, the Term of this Agreement shall automatically be extended for one additional year, unless at least six months prior to such April 30 date the Board shall give written notice to Employee that the Term of this Agreement shall cease to be so extended; provided further, however, that if a Change of Control shall occur during the Term, the Term shall automatically continue in effect for a period of not less than one year from the date of such Change of Control. Notwithstanding the foregoing, except as provided in Section 3, this Agreement shall automatically terminate on Employee's termination of employment; provided, however, termination of this Agreement shall not alter or impair any rights of Employee arising hereunder on or prior to such termination.

         2. CHANGE OF CONTROL. For purposes of this Agreement, a Change of Control of the Company shall mean:

                  (i) the acquisition by any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a subsidiary of the Company or a Company employee benefit plan, of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or




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                  (ii) the consummation of a reorganization, merger,
consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or

                  (iii) the sale or disposition by the Company of all or substantially all the Company's assets; or

                  (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of October 2, 2000, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but "Incumbent Director" shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

                  (v) the approval by the Board or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.

         3. TERMINATION ON OR FOLLOWING A CHANGE OF CONTROL. If a Change of Control occurs during the Term, Employee shall be entitled to the benefits provided in Section 4 hereof if, during the Protected Period (as hereinafter defined), Employee becomes disabled or Employee's employment is terminated, unless such termination is (a) due to Employee's death, (b) by the Company either for Cause or Employee's Disability, or (c) by Employee for other than a Good Reason. Anything in this Agreement to the contrary notwithstanding, if Employee's employment with the Company is terminated during the Term and prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the Change of Control shall be deemed to have occurred on the date immediately prior to the date of Employee's termination and Employee shall be deemed terminated by the Company during the Protected Period other than for Cause. For purposes of this Agreement, the "Protected Period" shall mean the period of time beginning with the Change of Control and ending on the first anniversary of such Change of Control or Employee's death, if earlier.

         (i) DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from Employee's duties with the Company on a full-time basis for 150 consecutive calendar days, and within 30 days after written Notice of Termination (as defined hereinafter) Employee shall not have returned to the full-time performance of Employee's duties, the Company may terminate Employee's employment for "Disability"; provided, however, a termination of Employee's employment for Disability



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         under this Agreement shall not alter or impair Employee's rights as a
         "disabled employee" under any of the Company's employee benefit plans.

         (ii) CAUSE. The Company may terminate Employee's employment for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder only upon (A) the willful and continued failure by Employee to perform substantially Employee's duties with the Company, other than any such failure resulting from Employee's incapacity due to physical or mental illness, which continues unabated after a written demand for substantial performance is delivered to Employee by the Board that specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee's duties or (B) Employee willfully engaging in gross misconduct that is materially and demonstrably injurious to the Company. For purposes of this paragraph, an act or failure to act on Employee's part shall be considered "willful" only if done or omitted to be done by Employee otherwise than in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board, at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Employee was guilty of conduct set forth in clauses (A) or (B) of this subsection (ii) and specifying the particulars thereof in reasonable detail.

         (iii) GOOD REASON. Employee may terminate Employee's employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following without Employee's express written consent:

                  (A) an adverse change (as determined by Employee in good faith, which determination shall be controlling for all purposes under this Agreement) in Employee's (i) positions, duties, responsibilities or status with the Company from that in effect immediately prior to the Change of Control, or (ii) reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control; or any removal of Employee from, or any failure to re-elect or appoint Employee to, any of such responsibilities, titles, offices or positions, except in connection with the termination of Employee's employment for Cause or Disability, or as a result of Employee's death, or by Employee for other than a Good Reason;

                  (B) a reduction in Employee's annual rate of base salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time thereafter (the "Base Salary");

                  (C) a failure by the Company to continue the Company's Annual Incentive Compensation Plan as the same may be modified from time to time, but substantially in the form in effect immediately prior to the Change of Control (the "Bonus Plan"), or a failure by the Company to continue Employee as a participant in the Bonus Plan



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                  in at least the same amount (the "Bonus Amount" ) as
                  Employee's target bonus amount under the Bonus Plan with respect to the fiscal year ending immediately prior to the Change of Control or with respect to the current fiscal year if Employee has been employed by the Company for a shorter period (Bonus Amounts related to less than a full fiscal year shall be annualized for this purpose);

                  (D) the failure by the Company to continue in effect any other employee benefit or compensation plan program or policy, in which Employee is participating immediately prior to the Change of Control, unless the Company establishes such new plans, programs or policies as is necessary to provide Employee with substantially comparable benefits; the taking of any action by the Company not required by law that would adversely affect Employee's participation in or reduce Employee's benefits under any of such plans, programs or policies or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to the Change of Control;

                  (E) the Company's requiring Employee to relocate to an office more than 25 miles from the Company's office to which Employee was assigned immediately prior to the Change of Control, except for required travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to the Change of Control;

                  (F) the amendment, modification or repeal of any provision of the Company's Certificate of Incorporation, as amended, or the Bylaws of the Company which was in effect immediately prior to such Change of Control, if such amendment, modification or repeal would adversely effect Employee's right to indemnification by the Company;

                  (G) the failure of the Company to obtain the assumption of this Agreement by any successor as contemplated in Section 6 hereof; or

                  (H) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (iv) below and, if applicable, subparagraph (ii) above; and for purposes of this Agreement, no such purported termination shall be effective.

         Employee's right to terminate employment for a Good Reason hereunder shall not be affected by Employee's incapacity due to a physical or mental illness nor shall Employee's continued employment following any circumstance that constitutes a Good Reason hereunder, regardless of the length of such continued employment, constitute a consent to or a waiver of Employee's rights hereunder with respect to such circumstance.

         (iv) NOTICE OF TERMINATION. Any termination by the Company pursuant to subparagraphs (i) or (ii) above, or by Employee pursuant to subparagraph (iii) above, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the



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         specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

         (v) DATE OF TERMINATION. "Date of Termination" shall mean (A) if Employee is terminated for Disability, 30 days after Notice of Termination is given, provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such 30-day period, (B) if Employee's employment is terminated pursuant to subparagraph (iii) above, the date specified in the Notice of Termination, (C) with respect to a termination prior to a Change of Control, which is deemed to be after such Change of Control as provided in Section 3, the date of such termination, and (D) if Employee's employment is terminated for any other reason on or after a Change of Control, the date of such termination.

         4. COMPENSATION DURING DISABILITY OR UPON TERMINATION.

         (i) If, during the Protected Period, Employee fails to perform Employee's normal duties as a result of incapacity due to physical or mental illness, Employee shall continue during the period of such disability to receive Employee's full Base Salary and any awards, deferred and nondeferred, payable during such period under the Bonus Plan, less any amounts paid to Employee during such period of disability pursuant to the Company's short term disability or sick-leave program(s) until Employee's employment is terminated or such Disability ends. This Section 4(i) shall not reduce or impair Employee's rights to terminate employment for a Good Reason as otherwise provided herein.

         (ii) If, during the Protected Period, Employee's employment shall be terminated (x) by the Company for Cause, (y) by Employee's death, or
         (z) by Employee other than for a Good Reason, the Company shall pay Employee's earned but unpaid Base Salary through the Date of Termination and the Company shall have no further obligations to Employee under this Agreement.

         (iii) If, during the Protected Period, (1) the Company shall terminate Employee other than for Cause or Disability or (2) Employee shall terminate Employee's employment for a Good Reason, the Company shall pay to Employee, by certified or bank cashier's check or wire transfer within five business days after the Date of Termination, an amount equal to: (A) three times the sum of Employee's Base Salary and Bonus Amount; plus (B) that portion of Employee's Base Salary earned, and vacation pay vested for the prior year and accrued for the current year to the Date of Termination, but not paid or used, and all other amounts previously deferred by Employee or earned but not paid as of such date under all Company bonus or pay plans or programs.

         (iv) If any payment due under the terms of this Agreement is not timely made or otherwise withheld by the Company, its successors or assigns, interest shall accrue on such payment at the highest maximum legal rate permissible under applicable law from the date such payment first became due through the date of payment thereof.



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         (v) In the event that any payment or benefit received or to be received by Employee pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (A) the Company, (B) any Person whose actions result in a "change in control" (for purposes of Section 280G of the Internal Revenue Code (the "Code")) or (C) any Person affiliated with the Company or such Person) (all such payments and benefits being hereinafter called "Total Payments") would be subject to the excise tax imposed under Section 280G of the Code, the Company shall pay to Employee such additional amount (the "Gross-Up Payment") such that the net amount retained by Employee, after deduction of any excise tax imposed under Section 4999 of the Code (the "Excise Tax") on the Total Payments and all federal, state and local taxes, including the Excise Tax, upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, Employee shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Employee's residence on the date on which the Gross-Up Payment is calculated for purposes of this subparagraph. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment being repaid by Employee to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in
         Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Employee with respect to such excess) at the time that the amount of such excess if finally determined. Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. The parties intend that the Gross-Up Payment be determined in a manner that is most favorable to Employee.

         5. NO MITIGATION OR OFFSET. The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Employee required under this Agreement shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee.

         6. SUCCESSORS; BINDING AGREEMENT.

         (i) The Company will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of



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         the Company, by agreement in form and substance reasonably satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would have been required if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to payment from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee had terminated Employee's employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.
         As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this
         Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (ii) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to Employee hereunder if Employee had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Employee's beneficiary as filed with the Company pursuant to this Agreement or, if there be no such designated beneficiary, to Employee's estate.

         7. NOTICE. All notices, consents, waivers, and other communications required under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
(b) sent by facsimile (with confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):


         If to the Company:

                  Cyberonics, Inc.

                  -------------------------

                  -------------------------
                  Facsimile No.:
                                -----------


         If to Employee:

                  -------------------------

                  -------------------------

                  -------------------------




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         8. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and by the Chairman of the Board or an authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         9. VALIDITY. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to conflicts of laws principles. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         11. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         12. CORPORATE APPROVAL. This Agreement has been approved by the Board, and has been duly executed and delivered by Employee and on behalf of the Company by its duly authorized representative.

         13. DISPUTES. The parties agree to resolve any claim or controversy arising out of or relating to this Agreement by binding arbitration under the Federal Arbitration Act before one arbitrator in the City of Houston, State of Texas, administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company shall reimburse Employee, on a current basis, for all legal fees and expenses incurred by Employee in connection with any dispute arising under this Agreement, including, without limitation, the fees and expenses of the arbitrator, unless the arbitrator finds Employee brought such claim in bad faith, in which event each party shall pay its own costs and expenses and Employee shall repay to the Company any fees and expenses previously paid on Employee's behalf by the Company.

                  The parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising during the period of this Agreement and which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination of this Agreement.



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                  IN WITNESS WHEREOF, the Company and Employee have executed this Agreement in multiple counterparts effective for all purposes as of the Effective Date.


                                                 CYBERONICS, INC.

                                                 By: s/s Robert P. Cummins
                                                 Name: Robert P. Cummins
                                                 Title: President & CEO


                                                 EMPLOYEE


                                                 s/s Alan D. Totah




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